As filed with the Securities and Exchange Commission on December 30, 2004

                                                      Registration No. 333-68458
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                                ---------------
                            VORNADO OPERATING COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                         22-3569068
   (State or Other Jurisdiction of                             (IRS Employer
    Incorporation or Organization)                          Identification No.)

 210 ROUTE 4 EAST, PARAMUS, NEW JERSEY                             07652
(Address of Principal Executive Offices)                         (Zip code)


              1998 OMNIBUS STOCK PLAN OF VORNADO OPERATING COMPANY
                            (Full Title of the Plan)
                                ---------------
                                  JOSEPH MACNOW
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          C/O VORNADO OPERATING COMPANY
                                210 ROUTE 4 EAST
                            PARAMUS, NEW JERSEY 07652
                                 (201) 587-7721
                     (Name and Address of Agent For Service)
                                ---------------

                                    Copy to:

                             WILLIAM G. FARRAR, ESQ.
                             SULLIVAN & CROMWELL LLP
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 464 thereunder.

                       DEREGISTRATION OF UNSOLD SECURITIES

         This Post-Effective Amendment No.1 relates to the Registration Statement on Form S-8 (File No. 333-68458) (the "Registration Statement") of Vornado Operating Company (the "Company") relating to 250,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), which was filed with the Securities and Exchange Commission and became effective on August 27, 2001. The Registration Statement registered the 250,000 shares of Common Stock for sale pursuant to the Company's 1998 Omnibus Stock Plan.

         On November 9, 2004, the Board of Directors of the Company unanimously resolved that the dissolution of the Company is advisable and in the best interests of the Company and its stockholders. On December 17, 2004, at a special meeting of stockholders, the stockholders of the Company approved the dissolution by a majority of shares of Common Stock outstanding as of the record date for the special meeting. On December 29, 2004, the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware.

         As a result of the filing of the certificate of dissolution, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on December 30, 2004.


                                             VORNADO OPERATING COMPANY

                                        By:  /s/ Joseph Macnow
                                             -----------------------------------
                                              Joseph Macnow
                                              Executive Vice President and Chief
                                              Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.


               SIGNATURES                                     TITLE                             DATE

             /s/ Steven Roth                    Chairman and Chief Executive Officer      December 30, 2004
------------------------------------------      (Principal Executive Officer)
               Steven Roth

        /s/ Michael D. Fascitelli               President and Director                    December 30, 2004
------------------------------------------
          Michael D. Fascitelli

            /s/ Joseph Macnow                   Executive Vice President and Chief        December 30, 2004
------------------------------------------      Financial Officer (Principal Financial
              Joseph Macnow                     and Accounting Officer)


          /s/ Douglas H. Ditrick                Director                                  December 30, 2004
------------------------------------------
            Douglas H. Ditrick

                                                Director                                  December   , 2004
------------------------------------------
             Martin N. Rosen

                                                Director                                  December   , 2004
------------------------------------------
             Richard R. West

        /s/ Russell B. Wight, Jr.               Director                                  December 30, 2004
------------------------------------------
          Russell B. Wight, Jr.